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                                                                    EXHIBIT 99.1


                            (CIVITAS BANKGROUP LOGO)

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                       Contact:   Aimee Punessen
March 31, 2006                                         Public Relations Manager
                                                       (615) 236-7454

FRANKLIN, Tenn. -- Civitas BankGroup (OTC:CVBG) has closed its sale of The Murray Bank in Murray, Kentucky, announced Richard E. Herrington, president of Civitas. Civitas sold its 50 percent share for $8.5 million to BancKentucky, its partner in the bank.

"We're all pleased to have closed this transaction because it is in the best interest of all parties involved," said Herrington. "The Murray Bank has been a profitable investment for Civitas; the opportunity to incubate this community bank has been good for both parties. BancKentucky now has 100 percent local ownership of a growing bank and Civitas will redeploy capital to pursue growth opportunities with Cumberland Bank in Middle Tennessee."

Civitas BankGroup is a bank holding company headquartered in Franklin, Tennessee. Civitas is the parent company of Cumberland Bank, with 11 branches in Green Hills, Franklin, Spring Hill, Brentwood, Gallatin, White House, Portland, Carthage, Gordonsville and Lafayette. A twelfth branch will open shortly in Hendersonville.

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THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE
FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.